                                                                    EXHIBIT 10.4

           [LETTERHEAD OF BURLINGTON NORTHERN RAILROAD APPEARS HERE]

April 18, 1994



PERSONAL AND CONFIDENTIAL
- - -------------------------

Mr. Greg Swienton
Rue Colonel Bourg #125
Brussels, Belgium 1140

Dear Greg:

This letter will confirm the agreement for your employment as Executive Vice President Intermodal Business Group of Burlington Northern Railroad (the "Company").

1.  Employment and Term. The Company agrees to your employment, and you agree to
    -------------------
    act as its Executive Vice President Intermodal Business Group commencing June 11, 1994 ("Date of Employment").

2.  Basic Compensation. Commencing with your Date of Employment, your base
    ------------------
    salary shall be $230,000 per annum or such rate as may be fixed from time to time by the Board of Directors of the Company in connection with its annual review of executive compensation.

3.  Incentive Bonus. You will be paid an incentive bonus the minimum amount of
    ---------------
    which will be equal to the designated percentage of the market rate of a grade E for a level III Company performance for the year 1994. This amount will be prorated based on your actual service during 1994 commencing with your Date of Employment. This payment will be made in January 1995. You will be a regular participant in the Senior Executive Performance Incentive Compensation Plan commencing January 1, 1995, in accordance with the plan.

4.  Restricted Stock. You will be granted an initial award under the Burlington
    ----------------
    Northern Inc. Restricted Stock Incentive Plan of 2,800 shares effective on your Date of Employment.

5.  Stock Options. You will be granted an initial award under the Burlington
    -------------
    Northern Inc. Stock Option Incentive Plan of 11,700 Basic Options effective on your Date of Employment.



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Mr. Greg Swienton
April 14, 1994
Page -2-

6.  Stock Options, Restricted Stock, Disability and Other Benefits. You will
    --------------------------------------------------------------
    participate with other senior executives of the Company in plans from time to time in effect for Stock Options, Limited Stock Appreciation Rights, Restricted Stock, short-term and long-term disability benefits, change in control protection and perquisites, including those available under the employee benefit plans of the Company. See attachment.

7.  Relocation Benefits. The Company will be responsible for any normal and
    -------------------
    reasonable costs associated with your relocation to the Fort Worth, Texas area, not covered by your present employer, in accordance with our standard policy for exempt employees. This benefit will include the relocation allowance equal to $23,000 on a net after-tax basis.

8.  Automobile Allowance. The Company will provide you with an automobile
    --------------------
    allowance consistent with its policy for current grade E executives. This amount is presently $1,200 per month. You are eligible to have the automobile of your choice as long as it is suitable for business use.

This Agreement is contingent upon your passing a physical examination, which includes a drug screen.

In consideration of this compensation package, you agree to devote your full time and effort to the Company, to perform in a capacity of an Executive Vice President Intermodal Business Group and to perform to a standard suitable for such position and compensation and to abide by all standards to which Company employees are subject including those set forth in the Company Code of Ethics, a copy of which is attached.

If this correctly sets forth our agreement, please sign the original and return it to me, and keep the copy for your file.

Greg, we are looking forward to your joining the Burlington Northern team!

Sincerely,

BURLINGTON NORTHERN RAILROAD


By: /s/ James B. Dagnon
    -------------------------------------------
    James B. Dagnon
    Executive Vice President Employee Relations


Accepted this 22nd day of April, 1994

/s/ Gregory T. Swienton
- - -----------------------------------------------

           [LETTERHEAD OF BURLINGTON NORTHERN RAILROAD APPEARS HERE]


June 11, 1994




PERSONAL & CONFIDENTIAL
- - -----------------------

Mr. Gregory T. Swienton
c/o 3700 Continental Plaza
777 Main Street
Fort Worth, Texas 76102-5384

Dear Greg:

This letter will confirm our discussions and will serve as a supplement to and is hereby made a part of your employment offer and agreement dated April 18, 1994.

Paragraph 1 is replaced in its entirety with the following:

  1.  Employment and Term. The Company agrees to your employment, and you agree
      -------------------
      to act as its Executive Vice President Intermodal Business Group during the period commencing June 11, 1994 (the "Employment Date") and ending June 11, 1996 (the second anniversary of the Employment Date), unless sooner terminated by death, disability or agreement of the parties. In the event that your employment hereunder is terminated because of your death or disability, or by your voluntary resignation, or is terminated by the Company for your breach of this Agreement, the salary provided for in this Agreement will be paid to and including the end of the month in which such termination of employment occurs. If the Agreement is terminated by the Company for any other reason, the Company will pay you on the date of termination a sum of money equal to your then current monthly salary times the number of months remaining until June 11, 1996, (the second anniversary of the Employment Date).
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June 11, 1994
Page -2-



If you agree that this correctly sets forth our agreement, please sign the original and return it to me, and keep the copy for your file.

Sincerely,


BURLINGTON NORTHERN RAILROAD COMPANY


By: /s/ James B. Dagnon
   -----------------------------------
   James B. Dagnon
   Executive Vice President Employee Relations


Accepted and agreed to this 15th day of July, 1994
                            ----        ----


    /s/ Gregory T. Swienton
    ----------------------------------
    Gregory T. Swienton